SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

                           [ ] Preliminary Proxy Statement
                           [ ] Confidential, for Use of the Commission Only
                               (as permitted by Rule 14a-6(e)(2))
                           [X] Definitive Proxy Statement
                           [ ] Definitive Additional Materials
                           [ ] Soliciting Material Pursuant to SS.240.14a-12

                              INTER PARFUMS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

            -------------

         2) Aggregate number of securities to which transaction applies:

            -------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

            -------------

         5) Total fee paid:

            -------------

    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1) Amount Previously Paid:

            -------------

                               INTER PARFUMS, INC.
                                551 FIFTH AVENUE
                            NEW YORK, NEW YORK 10176

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 9, 2002

To the Stockholders of Inter Parfums, Inc.:

     The annual meeting of stockholders of Inter Parfums, Inc. (the "Company") will be held at the Company's offices at 551 Fifth Avenue, New York, New York 10176 on Friday, August 9, 2002 at 10:00 A.M., New York City Time, for the following purposes:

     1. To elect a Board of Directors consisting of eleven (11) directors to hold office until the Company's next annual meeting and until their successors shall have been elected and qualified;

     2. To approve the adoption of an amendment to the Company's 1999 Stock Option Plan; and

     3. To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

     The Board of Directors has fixed the close of business on June 27, 2002 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of stockholders entitled to vote at the annual meeting may be examined by any stockholder at the Company's offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to August 9, 2002.

                                       By Order of the Board of Directors

                                       Michelle Sharno, SECRETARY


Dated: June 28, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                               INTER PARFUMS, INC.

                                 PROXY STATEMENT

                                     GENERAL

     This proxy statement is furnished by the Board of Directors of Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of Inter Parfums, Inc. being held on August 9, 2002 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the term the "Company" refers to Inter Parfums, Inc.

     This proxy statement will be mailed to stockholders beginning approximately June 28, 2002. If a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted as instructed on the proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the Company's Secretary or by a stockholder voting in person at the annual meeting.

     All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the eleven (11) directors referred to in this proxy statement and FOR the adoption of an amendment to the Company's 1999 Stock Option Plan.

     A copy of the Company's annual report for fiscal year ended December 31, 2001, which contains financial statements audited by the Company's independent certified public accountants, is being mailed to the Company's stockholders along with this proxy statement.

     The cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the Company's officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telegraph or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Company's common stock. The Company will reimburse these persons for their expenses in forwarding soliciting material.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

     The Board of Directors fixed the close of business on June 27, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Only holders of the Company's common stock on the record date will be able to vote at the annual meeting.

     As of June 3, 2002, 18,760,507 shares of the Company's common stock were outstanding. Each share of the Company's common stock will entitle the holder thereof to one vote. None of the Company's stockholders have cumulative voting rights. Holders of shares of the Company's common stock are entitled to vote on all matters. The Company also has 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

     The holders of a majority of the total number of outstanding shares of the Company's common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked "abstain," as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the annual meeting.

     The eleven (11) nominees to the Company's Board of Directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of the Company's common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact in the election of the Company's Board of Directors. Other matters submitted to the Company's stockholders for a vote at the annual meeting will require the favorable vote of a majority of the shares of the Company's common stock present or represented at the annual meeting for approval. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

     Members of the Company's management are informed that affiliates of the Company intend to vote in favor of the proposals contained in this proxy statement, and therefore, both proposals are likely to pass. Management knows of no business other than the proposals specified in Items 1 and 2 of the Notice of Annual Meeting that will be presented for consideration at the annual meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The following table sets forth information about each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding common stock as of June 3, 2002. Unless otherwise noted, each stockholder listed below has sole voting power and sole investment power with respect to the securities shown opposite their names in the table below.

Name and Address                       Amount of Beneficial      Approximate
of Beneficial Owner                       Ownership(1)         Percent of Class

Jean Madar                                6,670,983(2)              34.0%
c/o Inter Parfums, S.A.
4, Rond Point Des Champs Elysees
75008 Paris, France

Philippe Benacin                          6,500,017(3)              33.1%
c/o Inter Parfums, S.A.
4, Rond Point Des Champs Elysees
75008 Paris, France

LV Capital USA, Inc.                       3,653,550                19.5%
19 East 57th Street
New York, NY 10022

Cannell Capital LLC                       1,009,275(4)              5.4%
150 California Street
San Francisco, Ca 94111

Dimensional Fund Advisors, Inc.           1,228,051(5)              6.5%
1299 Ocean Avenue, 11th Fl.
Santa Monica, CA 90401

----------

(1) Jean Madar, the Chairman of the Board and Chief Executive Officer of the Company, Philippe Benacin, the Vice Chairman of the Board and President of the Company and LV Capital USA, Inc., an indirect subsidiary of LVMH Moet Hennessy Louis Vuitton, S.A., entered into a Shareholders' Agreement dated November 22, 1999 relating to certain corporate governance issues, including the agreement to vote for Jean Madar, Philippe Benacin and six nominees of Messrs. Madar and Benacin, and two designees of LV Capital USA, Inc., as directors of the Company.

(2) Consists of 5,802,733 shares held directly and 868,250 shares of common stock underlying options.

(3) Consists of 5,631,757 shares held directly and 868,250 shares of common stock underlying options.

(4) Information is derived from a Schedule 13G filed on 14 February 2002 by (i) Cannell Capital, LLC, a registered investment adviser ("IA"), (ii) J. Carlo Cannell ("Managing Member"), and certain of its investment advisory clients. IA has discretionary authority to buy, sell, and vote shares of our common stock for its investment advisory clients. Managing Member's beneficial ownership of our common stock is indirect as a result of Managing Member's ownership and management of IA.

(5) Information is derived from a Schedule 13G filed on 12 February 2002 of Dimensional Fund Advisor Inc., which may be deemed to be the beneficial owner of our common stock which is owned by its advisory clients. Dimensional Fund Advisor disclaims beneficial ownership of all of such shares.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

GENERAL

     The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. During fiscal year ended December 31, 2001 ("Fiscal 2001"), the Board of Directors consisted of eleven (11) persons, Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy, Robert Bensoussan-Torres, Daniel Piette, Jean Cailliau, Philippe Santi and Serge Rosinoer, who were elected by the stockholders at the Company's last annual meeting of stockholders held in August 2001. All eleven
(11) current Board members are nominees for re-election to the Board at the 2002 annual meeting.

     Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by the Company's Board of Directors.

BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although certain directors are not involved in day-to-day operating details, members of the Board are kept informed of the Company's business by various reports and documents made available to them. The Board of Directors held fifteen (15) meetings (or executed consents in lieu thereof), including meetings of committees of the Board in Fiscal 2001, and all of the directors attended at least 75% of the meetings of the Board and committee meetings of which they were a member.

     The Board of Directors has the following standing committees:

     o Audit Committee -- The Audit Committee has the responsibility of monitoring and overseeing the process between management (which is responsible for the Company's internal controls and the financial reporting process) and the Company's independent accountants (who are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon). This proxy statement contains a report of the Audit Committee as required by the regulations of the Securities and Exchange Commission and The Nasdaq Stock Market.

     o Stock Option Committee -- The Stock Option Committee administers the Company's stock option plans.

     o Executive Compensation Committee -- The Executive Compensation Committee oversees the compensation of the Company's executives.

     During Fiscal 2001, the Stock Option Committee consisted of Messrs. Heilbronn, Levy and Cailliau; the Audit Committee consisted of Messrs. Heilbronn, Levy and Cailliau; and the Executive Compensation Committee consisted of Messrs. Heilbronn, Levy and Piette.

     During Fiscal 2001, the Stock Option Committee took action by the execution of five (5) written consents in lieu of meetings and the Audit Committee held four (4) meetings. Additionally for Fiscal 2001, the Executive Compensation Committee took action by the execution of two (2) written consents in lieu of meetings; one (1) in March 2001 and one (1) in March 2002. Additional information on the Compensation Committee is included under the sections of this proxy statement entitled "Compensation Committee Interlocks and Insider Participation" and "Report on Executive Compensation."

     The following table sets forth information, as of June 3, 2002, about the beneficial ownership of the Company's equity securities by each of the Company's executive officers and directors and by the Company's executive officers and directors as a group. Unless otherwise noted, each stockholder listed below has sole voting power and sole investment power with respect to the securities shown opposite their names in the table below.

Name and Address                        Amount of Beneficial      Approximate
of Beneficial Owner                         Ownership(6)       Percent of Class

Jean Madar                                  6,670,983(7)               36.7%
c/o Inter Parfums, S.A.
4, Rond Point Des Champs Elysees
75008 Paris, France

Philippe Benacin                            6,500,017(8)               33.1%
c/o Inter Parfums, S.A.
4, Rond Point Des Champs Elysees
75008 Paris, France

Russell Greenberg                           87,750(9)              Less than 1%
c/o Inter Parfums, Inc.
551 Fifth Avenue
New York, NY 10176


----------

(6) Jean Madar, the Chairman of the Board and Chief Executive Officer of the Company, Philippe Benacin, the Vice Chairman of the Board and President of the Company, and LV Capital USA, Inc., an indirect subsidiary of LVMH Moet Hennessy Louis Vuitton, S.A., entered into a Shareholders' Agreement dated November 22, 1999 relating to certain corporate governance issues, including the agreement to vote for Jean Madar, Philippe Benacin and six nominees of Messrs. Madar and Benacin, and two designees of LV Capital USA, Inc., as directors of the Company.

(7) Consists of 5,802,733 shares held directly and 868,250 shares of common stock underlying options.

(8) Consists of 5,631,757 shares held directly and 868,250 shares of common stock underlying options.

(9)  Consists of shares of common stock underlying options.

Francois Heilbronn                          19,375(10)             Less than 1%
60 Avenue de  Breteuil
75007 Paris, France

Joseph A. Caccamo, Esq.                     10,000(11)             Less than 1%
Becker & Poliakoff, P.A.
3111 Stirling Road
Ft. Lauderdale, FL 33312

Jean Levy                                   9,250(12)              Less than 1%
29 rue du Colisee
75008 Paris, France

Robert Bensoussan-Torres                    9,250(13)              Less than 1%
48, Boulevard Raspail
75006 Paris, France

Bruce Elbilia                               36,000(14)             Less than 1%
c/o Inter Parfums, Inc.
551 Fifth Avenue
New York, NY 10176

Wayne C. Hamerling                          77,750(15)             Less than 1%
c/o Inter Parfums, Inc.
551 Fifth Avenue
New York, NY 10176

Daniel Piette                               7,000(16)              Less than 1%
LV Capital
30 Avenue Hoche
75008, Paris, France

Jean Cailliau                               7,000(17)              Less than 1%
LV Capital
30 Avenue Hoche
75008, Paris, France


----------

(10) Consists of 10,125 shares held directly and 9,250 shares of common stock underlying options.

(11) Consists of shares of common stock underlying options, which are held as nominee for his employer. Beneficial ownership of such shares is disclaimed.

(12) Consists of shares of common stock underlying options.

(13) Consists of shares of common stock underlying options.

(14) Consists of shares of common stock underlying options. 15 Consists of shares of common stock underlying options.

(16) Consists of shares of common stock underlying options. Beneficial ownership of shares of common stock held by LV Capital USA, Inc. is disclaimed.

(17) Consists of shares of common stock underlying options. Beneficial ownership of shares of common stock held by LV Capital USA, Inc. is disclaimed.

Philippe Santi                              7,500(18)              Less than 1%
Inter Parfums, S.A.
4, rond point des Champs Elysees
75008, Paris France

Serge Rosinoer                              4,000(19)              Less than 1%
14 rue LeSueur
75116, Paris France

Eric de Labouchere                             -0-                       NA
Inter Parfums, S.A.
4, rond point des Champs Elysees
75008, Paris France

Frederic Garcia-Pelayo                         -0-                       NA
Inter Parfums, S.A.
4, rond point des Champs Elysees
75008, Paris France

All Directors and Officers                  17,119,940(20)             82.4%
 as a Group (15 Persons)

     With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between any of the Company's executive officers or directors.

     Biographical information about the business experience of each of the Company's executive officers and directors appears below.

JEAN MADAR

     Jean Madar, age 41, a Director, has been the Chairman of the Board of Directors since the Company's inception, and is a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in January 1994 he became Director General of Inter Parfums, S.A., the Company's subsidiary; and in January 1997 he became Chief Executive Officer of the Company. Mr. Madar was previously the managing director of Inter Parfums, S.A., from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.


----------

(18) Consists of shares of common stock underlying options.

(19) Consists of shares of common stock underlying options.

(20) Consists of 11,444,615 shares held directly, and options to purchase 2,021,774 shares. It also includes 3,653,550 shares held by LV Capital USA, Inc., an affiliate of LVMH Moet Hennessy Louis Vuitton, S.A.

PHILIPPE BENACIN

     Mr. Benacin, age 43, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the President of Inter Parfums, S.A. for more than the past five years. Mr. Benacin graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

RUSSELL GREENBERG

     Mr. Greenberg, age 45, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting until he joined the Company in June 1992.

FRANCOIS HEILBRONN

     Mr. Heilbronn, age 41, a Director since 1988 and a member of the audit, stock option and executive compensation committees, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut D' Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

JOSEPH A. CACCAMO

     Mr. Caccamo, age 47, a Director since 1992, is an attorney with the law firm of Becker & Poliakoff, P.A., our general counsel. A member of both the New York and Florida bars, Mr. Caccamo has been a practicing attorney since 1981, concentrating in the areas of corporate and securities law, and in September 1991 he became counsel to us. From August 1992 through September 1997, he was a director of and general counsel to, Hydron Technologies, Inc., a publicly traded company primarily engaged in the development of cosmetic and personal care products.

JEAN LEVY

     Jean Levy, age 69, a Director since August 1996 and a member of the audit, stock option and executive compensation committees, worked for twenty-seven years at L'Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L'Oreal, from 1983 through June 1987. In addition, he is the former President and Chief

Executive Officer of Sanofi Beaute (France). For the more than the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of "l'Institut d'Etudes Politiques de Paris," he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at "l'Institut d'Etudes Politiques de Paris". Mr. Levy is also a director of the following foreign public companies: Escada Beaute Worldwide (a subsidiary of Escada Group), Rallye, S.A. and Zannier Group. In addition, Mr. Levy is also a director (Chairman of the Board until he resigned in October 2001) of Financiere d'Or, and its subsidiary, Histoire d'Or which is in the retail jewelry business.

ROBERT BENSOUSSAN-TORRES

     Robert Bensoussan-Torres, age 44, has been a Director since March 1997. In November 2001, he became the Chief Executive Officer of Jimmy Choo Ltd., a luxury shoe and ready to wear accessory company. From 1999 to December 2000, he was the Managing Director of Gianfranco Ferre fashion group, based in Milano, Italy. Mr. Bensoussan-Torres is a Director of Towers Consulting Europe, Ltd. Towers Consulting Europe, Ltd. is a consulting company based in London, which specializes in strategic advise in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix is a French Haute Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

DANIEL PIETTE

     Mr. Piette, age 57 and a director since December 1999, is also a member of the executive compensation committee of the Board of Directors. Mr. Piette is the Chairman of LV Capital USA, Inc. ("LV Capital"), the US vehicle of LV Capital SA, which is the investment arm of LVMH Moet Hennessy Louis Vuitton S.A. ("LVMH") the world's largest luxury goods conglomerate. Mr. Piette is the President of L Capital Management, a new private equity fund sponsored by LVMH. For the past ten (10) years, he has been a Group Executive Vice President of LVMH. Mr. Piette is also a non-executive director of D.S. Smith Holdings PLC (London) as well as a member of the Board of Overseers of ESSEC (Paris) and Columbia Business School (New York).

JEAN CAILLIAU

     Mr. Cailliau, age 39 and a director since December 1999, is also a member of the audit and the stock option committees of the Board of Directors. Through June 2001, Mr. Cailliau was the Deputy General Manager of LV Capital SA, the investment arm of LVMH. He is the CEO of LV Capital USA Inc., its United States vehicle. In January 2001 he became a Directeur of L Capital Management, a new private equity fund sponsored by LVMH. For the past 8 years, Mr. Cailliau has held executive positions at LVMH. He is also a Director of various European companies. Mr. Cailliau is an Engineer in Agronomics and has an MBA (1988) from Insead.

SERGE ROSINOER

     Mr. Rosinoer, age 69, was appointed to the Board of Directors in December 2000. Mr. Rosinoer has devoted most of his career to the personal care, cosmetics and fragrance industry. In 1978, Mr. Rosinoer joined the Clarins Group as Vice President and Chief Operating Officer where he was largely responsible for its rapid international expansion. As COO, then CEO since 1978, Mr. Rosinoer oversaw the transformation of Clarins into a major force in cosmetics, skin care and fragrance, with annual sales of 4 billion French francs and more than 4,000 employees. He retired from active duty in June of 2000, but continues to serve on the board of directors of Clarins. Earlier in his career he was President of Parfums Corday. He also held senior level executive positions at Max Factor, where he had full supervision of that cosmetics company's European production and sales. Mr. Rosinoer has served several terms as President of the French Prestige Cosmetics Association and currently serves as Conseiller du Commerce Exterieur de la France.

BRUCE ELBILIA

     Mr. Elbilia, age 43, Executive Vice President, joined the Company in June 1986 as the National Sales Director, and from that time until 1994, he was in charge of the Company's marketing efforts. From 1994 to 2001, Mr. Elbilia was head of international sales and marketing for United States operations, and had expanded export sales to South America, the Middle East and Eastern Europe. In 2001, Mr. Elbilia became head of our FUBU marketing team. Mr. Elbilia received a Bachelor of Business Administration degree, with a major in International Business/Marketing from George Washington University in Washington, D.C.

WAYNE C. HAMERLING

     Mr. Hamerling, age 45, was Vice President, Sales, from May 1987 through April 1993, when he became Executive Vice President. Mr. Hamerling has over twenty (20) years experience in the fragrance and cosmetic business. Mr. Hamerling, who attended Rutgers University, has also been actively involved in marketing of our United States mass market business for the past three (3) years, and helped develop our Aziza line and our new health and beauty aid line.

PHILIPPE SANTI

     Philippe Santi, age 40 and a Director since December 1999, has been the Director of Finance and the Chief Financial Officer of Inter Parfums, S.A. since February 1995. Mr. Santi is a Certified Accountant and Statutory Auditor in France.

ERIC DE LABOUCHERE

     Eric de Labouchere, age 47, is the Director of Operations of Inter Parfums, S.A. He has been employed by Inter Parfums, S.A. since October 1986 in product development, purchasing and marketing.

FREDERIC GARCIA-PELAYO

     Frederic Garcia-Pelayo, age 43, has been the Director of Export Sales of Inter Parfums, S.A. since September 1994. Prior to September 1994, Mr. Garcia-Pelayo was the Export Manager for Benetton Perfumes for seven (7) years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, except as set forth below, we are not aware of any reporting person who has failed to file the reports required to be filed under
Section 16(a) of the Securities Exchange Act of 1934 on a timely basis. Mr. Philippe Santi filed a Form 5 late, which disclosed the grant of one stock option.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded to, earned by or paid to, our Chief Executive Officer and each of the four most highly compensated executive officers of our company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our company and its subsidiaries during fiscal years ended 31 December 2001, 31 December 2000 and 31 December 1999:

                           SUMMARY COMPENSATION TABLE

                        Annual Compensation          Long Term Awards
------------------------------------------- --------------------------------------------------------------------------------
                                                                                             Securities
                                                                          Other Annual       Underlying        All Other
Name and Principal Position           Year    Salary ($)     Bonus ($)   Compensation ($)   Options (#)(1)   Compensation
---------------------------           ----    ----------     ---------   ----------------   --------------   ------------
Jean Madar, Chairman of the Board,    2001     330,000        150,000       6,709,215(2)         50,000           -0-
Chief Executive Officer of Inter      2000     280,000        100,000         273,000(3)            -0-(4)        -0-
Parfums, Inc. and Director General    1999     280,000         48,000         765,500(5)        618,750           -0-
of Inter Parfums, S.A.
----------------------------------------------------------------------------------------------------------------------------------
Philippe Benacin(6), President of     2001     117,872         67,804       6,712,215(7)         50,000           -0-
Inter Parfums, Inc. and President     2000     117,318         65,642         278,000(8)            -0-(4)        -0-
of Inter Parfums, S.A.                1999     136,000         16,000         765,500(9)        618,750           -0-
----------------------------------------------------------------------------------------------------------------------------------
Russell Greenberg, Executive Vice     2001     260,000         18,000          70,315(10)        18,000           -0-
President and Chief Financial         2000     245,000         13,000          69,174(11)        18,000           -0-
Officer                               1999     230,000          5,000         225,819(12)        74,250           -0-
----------------------------------------------------------------------------------------------------------------------------------
Bruce Elbilia, Executive Vice         2001     198,000            -0-          40,365(13)        18,000           -0-
President                             2000     178,000         10,000          24,752(14)        18,000           -0-
                                      1999     160,500          5,000         262,467(15)        74,250           -0-
----------------------------------------------------------------------------------------------------------------------------------
Wayne C. Hamerling, Executive Vice    2001     186,120         15,000          65,563(16)        18,000           -0-
President                             2000     176,120         10,000         111,438(17)        18,000           -0-
                                      1999     166,120         13,000         326,682(18)        74,250           -0-

[Footnotes to Table]
------------------------------------

(1) Adjusted to reflect 3:2 stock splits (50% stock dividends) paid in June 2000 and September 2001.

(2) Consists of lodging expenses of $48,000 and $6,661,215 realized upon exercise of options.

(3) Consists of lodging expenses of $48,000 and $225,000 realized upon exercise of options.

(4)  Options to purchase 5,334 shares of Inter Parfums, S.A. were granted.

(5) Consists of lodging expenses of $ 48,000 and $708,500 realized upon exercise of options.

(6) Compensation figures for Mr. Benacin are approximate, as he was paid in French francs, and conversion into U.S. dollars was made at the average exchange rates prevailing during the respective periods.

(7) Consists of lodging expenses of $38,000, $15,000 for automobile expenses and $6,661,215 realized upon exercise of options.

(8) Consists of lodging expenses of $38,000, $15,000 for automobile expenses and $225,000 realized upon exercise of options.

(9) Consists of lodging expenses of $42,000, $15,000 for automobile expenses and $708,500 and realized upon exercise of options.

(10) Consists of $2,214 for automobile expenses and $68,161 realized upon exercise of options.

(11) Consists of $2,214 for automobile expenses and $67,500 realized upon exercise of options.

(12) Consists of $2,214 for automobile expenses and $223,605 realized upon the exercise of options.

(13) Consists of selling commissions.

(14) Consists of selling commissions.

(15) Consists of $27,985 selling commissions and $234,482 realized upon the exercise of options.

(16) Consists of selling commissions of $61,063; non cash compensation of $4,500 equal to the value of personal use of a company leased automobile; and $9,954 realized upon the exercise of options.

(17) Consists of selling commissions of $54,438; non cash compensation of $4,500 equal to the value of personal use of a company leased automobile; and $52,500 realized upon the exercise of options.

(18) Consists of selling commissions of $43,388; non cash compensation of $4,500 equal to the value of personal use of a company leased automobile; and $278,794 realized upon the exercise of options.

     The following table sets forth certain information relating to stock option grants during Fiscal 2001 to our Chief Executive Officer and each of the four most highly compensated executive officers of the company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our company and its subsidiaries during Fiscal 2001:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZED VALUE AT
                                                                     ASSUMED ANNUAL RATES OF STOCK
                         INDIVIDUALIZED GRANTS                     PRICE APPRECIATION FOR OPTION TERM
----------------------------------------------------------------   ----------------------------------
                         Number of     % of Total
                         Securities    Options/SARs    Exercise
                         Underlying    Granted to      or Base                  Five (5%)   Ten (10%)
                         Options       Employees in    Price       Expiration   Percent     Percent
Name                     Granted (#)   Fiscal Year     ($/Sh)      Date         ($)         ($)
--------------------     -----------   -------------   ---------   ----------   ---------   ---------
Jean Madar                 50,000          23.9          7.78      26 Nov 06     107.474    237,488
-----------------------------------------------------------------------------------------------------
Philippe Benacin           50,000          23.9          7.78      26 Nov 06     107.474    237,488
-----------------------------------------------------------------------------------------------------
Russell Greenberg          18,000           8.6          7.78      26 Nov 06      38.690     85,496
-----------------------------------------------------------------------------------------------------
Bruce Elbilia              18,000           8.6          7.78      26 Nov 06      38,690     85,496
-----------------------------------------------------------------------------------------------------
Wayne Hamerling            18,000           8.6          7.78      26 Nov 06      38,690     85,496
-----------------------------------------------------------------------------------------------------

     The following table sets forth certain information relating to option exercises effected during Fiscal 2001, and the value of options held as of December 31, 2001 by each of our Chief Executive Officer and the four most highly compensated executive officers of our company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our company and its subsidiaries during Fiscal 2001:

                   AGGREGATE OPTION EXERCISES FOR FISCAL 2001
                           AND YEAR END OPTION VALUES

                                                    Number of Unexercised     Value(1) of Unexercised
                                                    Options at December 31,   In-the-Money Options at
                                                    2001(#)                   December 31, 2001($)
                                                    -----------------------   -----------------------
                          Shares
                        Acquired on    Value ($)         Exercisable/              Exercisable/
       Name              Exercise     Realized(2)       Unexercisable              Unexercisable
--------------------    -----------   -----------   -----------------------   -----------------------
Jean Madar(3)               899,625     6,661,215         868,250/-0-              3,949,974/-0-
-----------------------------------------------------------------------------------------------------
Philippe Benacin(3)         899,625     6,661,215         868,250/-0-              3,949,974/-0-
-----------------------------------------------------------------------------------------------------
Russell Greenberg            14,625        68,161         108,000/-0-                382,400/-0-
-----------------------------------------------------------------------------------------------------
Bruce Elbilia                   -0-            NA          36,000/-0-                 43,680/-0-
-----------------------------------------------------------------------------------------------------
Wayne C. Hamerling            2,225         9,954         105,775/-0-                373,354/-0-
-----------------------------------------------------------------------------------------------------

----------
(1) Total value of unexercised options is based upon the fair market value of the common stock as reported by the Nasdaq Stock Market of $7.51 on 31 December 2001.

(2) Value realized in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option, or the fair market value of the net amount of shares received upon exercise of options.

(3) Each of Messrs. Madar and Benacin exercised options to purchase 899,625 shares of Common Stock by tendering to the Company 233,469 shares of Common Stock that they held. In addition, Mr. Madar tendered an additional 149,884 shares of Common Stock to the Company in payment of withholding taxes.

EMPLOYMENT AGREEMENTS

     As part of our acquisition in 1991 of the controlling interest in Inter Parfums, S.A., now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. Mr. Benacin presently receives an annual salary of 135,000 Euros, which is approximately US$120,000, together with annual lodging expenses of approximately $38,000 and automobile expenses of approximately $15,000, which are subject to increase in the discretion of the Board of Directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

COMPENSATION OF DIRECTORS

     All nonemployee directors receive $1,000 for each board meeting at which they participate. Mr. Caccamo's board fees are paid to his law firm.

     In March 1997 our Board of Directors adopted our 1997 Nonemployee Stock Option Plan. This plan was approved by our stockholders at the annual meeting of shareholders held in July 1997. The purpose of this plan is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our company.

     Our 1997 Nonemployee Stock Option Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 25,000 shares of common stock. Options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares. Options to purchase 2,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.

     In December 2000 our Board of Directors adopted our 2000 Nonemployee Stock Option Plan, as substantially all of the shares reserved under our 1997 Nonemployee Stock Option Plan had been allocated to outstanding options. This plan was approved by our stockholders at the annual meeting of shareholders held in July 2001. The purpose of this plan is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our company.

     Our 2000 Nonemployee Stock Option Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 30,000 shares of common stock. Options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares. Options to purchase 2,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.

     On 1 February 2002, options to purchase 1,000 shares were granted to each of Francois Heilbronn, Jean Levy, Robert Bensoussan-Torres, Daniel Piette and Jean Cailliau, and an option to purchase 4,000 shares was granted to Joseph A. Caccamo at the exercise price of $7.955 per share under the 2000 plan. The options held by Mr. Caccamo are held as nominee for his past and present law firms.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

                      EQUITY COMPENSATION PLAN INFORMATION

====================================================================================================================
Plan category                                     Number of              Weighted-average     Number of securities
                                                  securities to          exercise price of    remaining
                                                  be issued              outstanding          available for
                                                  upon                   options, warrants    future issuance
                                                  exercise of            and rights           under equity
                                                  outstanding                                 compensation
                                                  options,                                    plans
                                                  warrants and                                (excluding
                                                  rights                                      securities
                                                                                              reflected in
                                                                                              column (a))
                                                  (a)                    (b)                  (c)
====================================================================================================================
Equity compensation plans approved by security           2,198,075             $3.35                 728,429
holders
====================================================================================================================
Equity compensation plans not approved by                      -0-               N/A                     -0-
security holders
====================================================================================================================
Total                                                    2,198,075             $3.35                 728,429
====================================================================================================================

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors established the Executive Compensation Committee of the Board of Directors in July 1993 to oversee all issues of executive compensation, except for the administration of the Company's stock option plans, which are administered by the Stock Option Committee of the Board of Directors.

         For Fiscal 2001, the Executive Compensation Committee took action by the execution of two (2) written consents in lieu of meetings; one (1) in March 2001 and one (1) in March 2002. In addition, the following persons participated in discussions concerning executive compensation during Fiscal 2001, with generally the Chairman of the Board taking the initiative and recommending executive compensation levels: Jean Madar, the Chairman of the Board of Directors and Chief Executive Officer; Philippe Benacin, a Director, President, and President of Inter Parfums, S.A., a subsidiary of the Company; Russell Greenberg, an Executive Vice President, Chief Financial Officer and a Director; and Jean Levy, Francois Heilbronn and Daniel Piette, the present members of the Executive Compensation Committee.

                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The following sets forth information regarding compensation and benefits provided to the Chief Executive Officer and to each of the four most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000. The executive officers of the Company being discussed for Fiscal 2001 are: Jean Madar (the Chief Executive Officer), Philippe Benacin, Russell Greenberg, Bruce Elbilia and Wayne C. Hamerling.

         Executive compensation packages generally include a base salary, annual incentives tied to individual performance and long term incentives tied to the performance of the Company. In addition, the Company provides a comprehensive medical insurance plan. Generally, executive officers have their compensation reviewed annually.

BASE SALARY

         Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, including those subject to contractual adjustments, and adjustments are determined by evaluating the performance of the Company and of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

         For Fiscal 2001, upon recommendation of the Company's Chief Executive Officer, the Executive Compensation Committee determined that the following executives were to receive increases in their base salaries: Mr. Greenberg's base salary was increased by $15,000 from $245,000 to $260,000; Mr. Elbilia's base salary was increased by $10,000 from $178,000 to $188,000 and Mr. Hamerling's base salary was increased by $10,000 from $176,120 to $186,120. In addition, in May 2001 Mr. Elbilia became head of marketing for our FUBU line and relinquished certain export sales territories. As the result of the change in his responsibilities he received an additional $10,000 increase in base salary to offset his future decreased commissions. Such change in Mr. Elbilia's compensation was ratified by the Committee in March 2002.

         Mr. Benacin, the President of Inter Parfums Holding S.A., the Company's direct French subsidiary, and President of Inter Parfums, S.A., the Company's indirect, operating French subsidiary, is also the President of the Company. Mr. Benacin's base compensation is paid to him in French francs by the Company's French operating subsidiary, and has been determined in accordance with the terms of his employment agreement executed in November 1991. The amount of his base compensation has remained constant; however, when converted to United States dollars, such compensation has decreased as the result of fluctuations in currency exchange rates.

         After a thorough review, the Chairman of the Board determined that the base salaries paid to such executives were fair in the view of their responsibilities, length of service to the Company, performance and compensation levels to peers, as to which the Executive Compensation Committee concurs.

BONUS COMPENSATION

         In March 2002, the Executive Compensation Committee approved the payment of cash bonuses for Fiscal 2001. For Fiscal 2001, and as the result of their efforts in increasing the profitability of the Company, bonuses were awarded as follows: Mr. Madar (the Company's Chief Executive Officer) received a cash bonus of $150,000 based on after tax profit of the Company's United States operations; Mr. Benacin received a cash bonus of $67,804; Mr. Greenberg received a cash bonus of $18,000, and Mr. Hamerling received a cash bonus of $15,000.

         In March 2002, the Executive Compensation Committee also established the after tax profit of the Company's United States operations that will be used to calculate Mr. Madar's bonus for 2002.

ANNUAL INCENTIVES

         Messrs. Elbilia and Hamerling have their annual incentives tied to sales, which is directly related to the efficacy and productivity of their areas of responsibility, export sales and wholesale sales, respectively. The predicates for the determination and payment of selling commissions to Messrs. Elbilia and Hamerling were determined in accordance with internal sales and budget projections. In Fiscal 2001, Messrs. Elbilia and Hamerling received $40,365 and $61,063, respectively, in sales commissions.

LONG TERM INCENTIVES

         The long term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying shares of the Company's common stock on the date of grant, and terminate on or shortly after severance of the relationship between the Company and the executive. Unless the market price of the Company's common stock increases, corporate executives will have no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increased overall Company performance. Enhanced executive incentives which result in increased corporate performance tend to build company loyalty.

         During Fiscal 2001, upon the recommendation of the Company's Chief Executive Officer, the Stock Option Committee granted options to purchase 50,000 to each of Jean Madar and Philippe Benacin, and 18,000 shares of the Company's common stock to each of Messrs. Greenberg, Elbilia and Hamerling at the fair market value on the date of grant.

         The aggregate "potential unrealized value" of such options for each of Messrs. Madar and Benacin ranges from $107,474 to $237,488, and for Messrs. Greenberg, Elbilia and Hamerling, from $38,690 to $85,496, calculated in accordance with the rules of the Securities and Exchange Commission. Such potential rewards are a powerful incentive for increased individual performance, and ultimately increased Company performance. In view of the fact that these executive officers contribute significantly to the Company's operations, the Executive Compensation Committee believes these incentives to be fair to these executive officers and to the Company's stockholders.

         Since a portion of Messrs. Madar, Benacin, Greenberg, Elbilia and Hamerling's compensation was contingent on the success of the Company, and in view of the performance of the Company as a whole and each of the executives individually during Fiscal 2001, the Executive Compensation Committee believes such incentives are fair to both the executives and to the Company's stockholders.

CONCLUSION

         The Executive Compensation Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of the Company's executives to achieve a high rate of growth and profitability for the Company, which management believes will result in a substantial increase in value to the Company's stockholders.

         Francois Heilbronn
         Jean Levy and
         Daniel Piette

                                PERFORMANCE GRAPH

         The following graph compares the performance for the periods indicated in the graph of the Company's common stock with the performance of the Nasdaq Market Index and the average performance of a group of the Company's peer corporations consisting of: Age Research, Inc., Alberto-Culver (Class A and B shares), Avon Products Inc., Azurel Ltd., Blyth Inc., Caring Products International, CCA Industries, Inc., Colgate-Palmolive Co., Del Laboratories Inc., DF China Technology Inc., Dial Corp., DSG International Ltd., Estee Lauder Cosmetics, Inc., Female Health Co., Fragrancenet.com, Gillette Company, Guest Supply Inc., Human Pheromone Sciences, Hydron Technologies Inc., Internat Cosmetics Mktg., Inter Parfums, Inc., Lamaur Corp., Lee Pharmaceuticals, Medicis Pharmaceutical (Class A), Nutrastar, Inc., Oralabs Holding Corp., Paragon Trade Brands, Parlux Fragrances Inc., Playtex Products, Inc., Revlon, Inc., RMED International, Scott's Liquid Gold, Inc., Skinvisible Inc. The Stephan Company, Titanium Holdings Inc., Xynerby Corp,. and Yankee Candle Co., Inc. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG INTER PARFUMS, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                      1996       1997       1998      1999      2000       2001
                     -----------------------------------------------------------
INTER PARFUMS        100.00     105.77     94.23     146.15    206.16     259.70
MG GROUP INDEX       100.00     124.65    138.05     140.52    136.64     127.90
NASDAQ MARKET INDEX  100.00     122.32    172.52     304.29    191.25     152.46

                     ASSUMES $100 INVESTED ON JAN. 1, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is composed of three (3) independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Francois Heilbronn, Jean Levy and Jean Cailliau all of whom are independent in accordance with the Nasdaq listing standards. The Committee has the authority to review and recommend to the Board of Directors, in certain circumstances, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the Company's independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                     Francois Heilbronn
                                     Jean Levy
                                     Jean Cailliau

CERTAIN TRANSACTIONS

TRANSACTIONS WITH FRENCH SUBSIDIARIES

         In connection with the acquisitions by our subsidiary, Inter Parfums, S.A., of the world-wide rights under the Burberry license agreement and the Paul Smith license agreement, we guaranteed the obligations of Inter Parfums, S.A. under the Burberry and Paul Smith license agreements.

OPTION EXERCISE PAID WITH TENDER OF SHARES

         In September 2001, the Chief Executive Officer and the President each exercised 899,625 outstanding stock options of our common stock. The aggregate exercise price of $2,334,690 each, was paid by each of them tendering to us 233,469 shares of our common stock, previously owned by them, valued at $10.00 per share, the fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from our treasury stock. In addition, the Chief Executive Officer tendered an additional 149,884 shares for payment of withholding taxes resulting from the option exercises. As a result of this transaction, we expect to receive a tax benefit of approximately $4,800,000, which has been reflected as an increase to additional paid-in capital in the accompanying financial statements.

REMUNERATION OF COUNSEL

         Joseph A. Caccamo, a director, was a partner of Nason, Yeager, Gerson, White & Lioce, P.A., our prior general counsel. He presently works for the law firm of Becker & Poliakoff, P.A., our general counsel. In Fiscal 2001, we paid Mr. Caccamo's prior firm an aggregate of $8,400, and we paid Becker & Poliakoff, P.A. an aggregate of $102,075, for legal fees and reimbursement of disbursements incurred on our behalf. Also during Fiscal 2001, Mr. Caccamo's prior firm received approximately $24,106 from the sale of shares underlying an outstanding option.

         On 1 February 2002 in accordance with the terms of our 2000 Nonemployee Stock Option Plan, Mr. Caccamo was granted an option with a term of five years to purchase 4,000 shares at $7.955 per share, the fair market value at the time of grant. He holds this option as nominee for his firm.

 TRANSACTIONS WITH LVMH MOET HENNESSY LOUIS VUITTON S.A.

         ACQUISITION OF COMMON STOCK AND SHAREHOLDERS' AGREEMENT

         In November 1999, LV Capital, USA Inc. ("LV Capital"), a wholly-owned subsidiary of LVMH Moet Hennessy Louis Vuitton S.A., purchased shares of our common stock from management and employees, and increased its beneficial ownership of our common stock to approximately 20% of our outstanding shares. Further, in return for LV Capital becoming our strategic partner, LV Capital was granted the right to buy additional shares in order to maintain its percentage ownership upon issuance of shares to third parties, subject to certain exceptions, and was granted demand registrations rights for all of its shares. In addition, LV Capital has agreed to a standstill agreement, which limits the amount of shares of common stock that LV Capital can hold to twenty-five percent (25%) of our outstanding shares.

         CELINE

         In May 2000 we entered into an exclusive worldwide license agreement with Celine, S.A., a division of LVMH Moet Hennessy Louis Vuitton S.A., for the development, manufacturing and distribution of prestige fragrance lines under the Celine brand name. The term of the License Agreement is for eleven (11) years, beginning as of 1 January 2001, with an optional five (5) year renewal term, which is subject to certain minimum sales requirements, advertising expenditures and royalty payments as are customary in our industry.

         CHRISTIAN LACROIX

         In March 1999, we entered into an exclusive license agreement with the Christian Lacroix Company, a division of LVMH Moet Hennessy Louis Vuitton S.A., for the worldwide development, manufacture and distribution of perfumes. The license agreement has an 11 year term, and is subject to certain minimum sales requirements, advertising expenditures and royalty payments as are customary in our industry.

                                 PROPOSAL NO. 2:

                 PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY'S

                             1999 STOCK OPTION PLAN

GENERAL

         At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the Company's 1999 Stock Option Plan (the "1999 Plan"), which would add a new Section 4A relating to a limitation on the number of shares for which an option or stock appreciation right may be granted and deductibility of certain executive compensation.

         On February 8, 1999, the Board of Directors of the Company adopted, and on July 13, 1999, the Company's stockholders approved the 1999 Plan. A copy of the 1999 Plan, including the amendment added by new Section 4A, is included as Exhibit A to this Proxy Statement. The following summary of the 1999 Plan, which is qualified in its entirety by the specific language of the 1999 Plan as set forth in Exhibit A.

         Under the 1999 Plan, "incentive stock options" within the meaning of
Section 442A of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to key employees, including officers and directors who are employees, and nonqualified stock options and/or stock appreciation rights ("SARs") may be granted to key employees, officers, directors and consultants, of the Company and its present and future subsidiaries to purchase shares of the Company's Common Stock (the "Common Stock").

         The purpose of the 1999 Plan is to aid the Company in attracting and retaining key employees, directors and consultants and to secure for the Company the benefits of the incentive inherent in equity ownership by such persons who are responsible for the Company's continuing growth and success. Accordingly, the Board of Directors unanimously recommends that stockholders approve the amendment to the 1999 Plan.

SHARES SUBJECT TO THE 1999 PLAN

         The maximum number of shares as to which options may be granted under the 1999 Plan as initially approved (subject to adjustment as described below) was 1,000,000 shares of Common Stock. Upon expiration, cancellation or termination of unexercised options, the shares with respect to which such options shall have been granted will again be available for grant under the 1999 Plan.

ADMINISTRATION

         The 1999 Plan is administered by the Board of Directors, or if appointed, by a stock Option Committee consisting of at least two (2) non-employee members of the Board of Directors, none of whom is eligible to participate under the 1999 Plan. (The group administering the 1999 Plan is referred to as the "Committee"). The present members of the Committee are Messrs. Francois Heilbronn, Jean Levy and Jean Cailliau.

GRANTS OF OPTIONS

         The Committee has the authority under the 1999 Plan to determine the terms of options and/or SARs granted under the 1999 Plan, including, among other things, whether an option shall be an incentive or a nonqualified stock option, the individuals who shall receive them, whether an SAR shall be granted separately, in tandem with or in addition to options, the number of shares to be subject to each option and/or SAR, the date or dates each option or SAR shall become exercisable and the exercise price or base price of each option and SAR; provided, however, that the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common stock on the date of grant and not less than 110% of the fair market value in the case of an optionee who at the time of grant owns more than 10% of the total combined voting power of the Company, or of any subsidiary or parent of the Company.

         The Committee may grant performance based options or SARs intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code. Section 4A of the 1999 Plan provides that in any year, a covered participant may not be granted performance options or SAR's covering a total of more than 100,000 shares of the Company's Common Stock, subject to adjustment in the event of a stock dividend, stock split or the like.

TERMS AND CONDITIONS OF OPTIONS

         The options and SARs to be granted under the 1999 Plan will be subject to, among other things, the following terms and conditions:

         (a) Options and SARs may be granted for terms determined by the Committee, provided, however, that the term of an incentive stock option may not exceed ten (10) years, and in the case of an optionee who at the time of grant owns more than ten percent (10%) of the combined voting power of the Company, or of any subsidiary or parent of the Company, the term of an incentive option may not exceed five (5) years.

         (b) Options are payable in full upon exercise or, in the discretion of the Committee, installments. Payment of the exercise price of an option may be made, in the discretion of the Committee, in cash, in shares of Common Stock or any combination thereof.

         (c) Options and SARs may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during he employee's lifetime only by him or her.

         (d) If the employment of the holder of an incentive option is terminated for any reason other than death or a permanent and total disability, then the incentive option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three (3) months thereafter, but in no event after expiration of then term of the incentive option. However, if such employment was terminated either for cause or without the consent of the Company, then such option shall terminate immediately. Any and all nonqualified stock options or SARs granted shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR with the Company for any reason other than the death or permanent and total disability of such holder.

         (e) In the case of the death or disability of the holder of an option and/or SAR while employed (or death within three (3) months after termination of employment), his or her legal representative or beneficiaries may exercise the option, within twelve (12) months after the date of such death or disability, but in no event after the expiration of the term of the option and/or SAR.

         (f) The holder is required to pay to the Company the amount which the Company determines is necessary to meet its obligation to withhold federal, state and local taxes incurred by reason of the exercise of a nonqualified stock option or the disqualifying disposition of shares acquired upon the exercise of an incentive stock option.

         (g) Section 4A provides that in any year, a covered participant may not be granted performance options or SAR's covering a total of more than 100,000 shares of the Company's Common Stock, subject to adjustment in the event of a stock dividend, stock split or the like.

OPTION CONTRACTS

         Each option and/or SAR will be evidenced by a written contract between the Company and the employee receiving the grant. Such contract may provide, among other things, that (a) the holder agrees to remain in the employ of the Company or a subsidiary, at the election of the Company, for the later of (i) the period of time determined by the Committee at or before the time of grant or
(ii) the date to which he is then contractually obligated to remain associated with the Company or a subsidiary, and (b) the optionee will notify the Company of any disqualifying disposition of shares acquired pursuant to the exercise of an incentive stock option and pay any required withholding or other tax.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

         Appropriate adjustments shall be made in the number and kind of shares available under the 1999 Plan, in the number and kind of shares subject to each outstanding option and SAR and in the exercise prices and base prices thereof in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like. The aggregate number of shares of Common Stock available under the 1999 Plan as well as the shares subject to each outstanding option have been adjusted to reflect the 3:2 stock splits (50% stock dividends) paid in June 2000 and September 2001.

DURATION AND AMENDMENT OF THE 1999 PLAN

         No option may be granted pursuant to the 1999 Plan after February 7, 2009. The Board of Directors may at any time terminate or amend the 1999 Plan; provided, however, that without the approval of the Company's stockholders, no amendment may be made which would (a) increase the maximum number of shares available for the grant of options (except the anti-dilution adjustments described above), (b) otherwise materially increase the benefits accruing to participants under the 1999 Plan or (c) change the eligibility requirements for employees who may receive options.

FEDERAL INCOME TAX TREATMENT

         The following is a general summary of the federal income tax consequences under current tax law of incentive stock options, nonqualified stock options and SARs. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

         An optionee will not recognize taxable income for federal income tax purposes upon the grant of an incentive stock option, a nonqualified stock option or an SAR.

         In the case of an incentive stock option, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option more than two (2) years after the date of grant and more than one (1) year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, a portion of his or her gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

         Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company is generally entitled to a deduction for such amount of the date of exercise so long as the Company properly withholds income taxes thereon. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss.

         In the case of an SAR, the optionee recognizes ordinary income and the Company may deduct an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the exercise date over the base price thereof.

         Net capital gains (net long term less net short term gains) can be taxed at substantially lower marginal rates, depending upon the length of time the shares are held, as compared to ordinary income.

         In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price therefor is a tax preference item. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option preference) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Code generally disallows a publicly held corporation a deduction for compensation in excess of $1 million per year paid to the chief executive officer (the "CEO") or any of the four most highly compensated executive officers of the Company (other than the CEO) (collectively, the "Covered Officers"). Accordingly, the deduction limitation of
Section 162(m) of the Code applies to all grants under the 1999 Plan. However, an exception to the deduction limitation of Section 162(m) applies to certain performance-based compensation, provided that the 1999 Plan as amended pursuant to which such compensation will be paid has been approved by stockholders in a separate vote and certain other requirements are met.

         If the adoption of the proposed amendment to the 1999 Plan is approved by the Company's stockholders at the 2002 Annual Meeting, then the Company believes that future options and SARs granted under the 1999 Plan as amended should qualify for the performance-based compensation exception to Section 162(m) of the Code. Nevertheless, the Committee will maintain the discretion to authorize options or SARs under the 1999 Plan as amended that do not qualify for an exception to the deduction limitation if the Committee believes it is necessary or appropriate under the circumstances.

1999 PLAN GRANTS, BENEFITS AND ADDITIONAL INFORMATION

         The following table sets forth certain information relating to stock option grants made during Fiscal 2001 under the 1999 Plan to our Chief Executive Officer and each of the Covered Officers for Fiscal 2001, all current executive officers as a group, all current directors who are not executive officers as a group (the "Non-Employee Directors"), all current employees who are not executive officers as a group, and each other person who has received five percent or more of such options. The closing price per share of the Company's Common Stock on as reported by The Nasdsaq Stock Market as of December 31, 2001 was $7.51.

 NAME AND POSITION                                          NUMBER OF SECURITIES
                                                            UNDERLYING OPTIONS
                                                            GRANTED (#)

 Jean Madar, CEO                                                      50,000

 Philippe Benacin, President, Inter Parfums, S.A.                     50,000

 Russell Greenberg, Executive Vice President and Chief                18,000
 Financial Officer

 Bruce Elbilia, Executive Vice President                              18,000

 Wayne Hamerling, Executive Vice President                            18,000

 Executive Officers as a Group                                       161,500

 All Non-Executive Officer Directors as a Group                          -0-

 All Non-Executive Officer Employees                                  33,075

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The approval of this proposal will require the affirmative vote of a majority of the total number of votes of outstanding shares of the Company's Common Stock present in person or represented by proxy at the 2002 Annual Meeting and entitled to vote. In determining whether approval of this proposal has received the requisite number of affirmative votes, uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes. Affiliates of the Company informed the Company that it will vote FOR approval of this proposal.

         The board of directors unanimously recommends that stockholders vote for approval of this proposal.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, except as set forth below, we are not aware of any reporting person who has failed to file the reports required to be filed under
Section 16(a) of the Securities Exchange Act of 1934 on a timely basis. Mr. Philippe Santi filed a Form 5 late, which disclosed the grant of one stock option.

                             INDEPENDENT ACCOUNTANTS

         Eisner LLP, formerly Richard A. Eisner & Company, LLP, served as the Company's independent certified public accountants during the fiscal year ended December 31, 2001 and have been selected to serve as the Company's independent certified public accountants for the current fiscal year. The Company is not submitting the selection of auditors to a vote of its stockholders as stockholder approval is not required under Delaware law. A representative of Eisner LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

AUDIT FEES

         For Fiscal 2001, Eisner LLP billed the Company, and the Company paid Eisner LLP, $70,000 for professional services rendered in connection with auditing the Company's consolidated financial statements and $12,000 for review of the Company's quarterly financial statements during Fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Eisner LLP did not perform Financial Information Systems Design and Implementation for the Company during Fiscal 2001 and the Company was not billed for any such services by Eisner LLP.

ALL OTHER FEES

         Eisner LLP billed the Company and the Company paid $50,000 for non-audit related services, consisting of tax preparation and tax consulting services, during Fiscal 2001. The Audit Committee of the Company's Board of Directors has reviewed the non-audit services performed by Eisner LLP and believes the performance of these services is not incompatible with the auditor's independence.

                             STOCKHOLDERS' PROPOSALS

         Proposals of stockholders intended to be presented at the 2003 Annual Meeting of the Company's stockholders must be received in writing, by the President of the Company at its offices by April 11, 2003, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

         If a stockholder intends to make a proposal at the 2003 Annual Meeting, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company, in compliance with Section 8 of Article II of the Company's By-Laws. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders I.E., between May 11, 2003 and June 10, 2003; HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Company which are owned-beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.


                                                   By Order of the
                                                   Board of Directors

                                                   Michelle Sharno, SECRETARY

                                    EXHIBIT A

                             1999 STOCK OPTION PLAN
                                       OF
                               INTER PARFUMS, INC.

         1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to key employees, officers, directors and consultants of Inter Parfums, Inc., a Delaware corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 17 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and stock appreciation rights ("SARs").

         2. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock, $.001 par value per share, of the Company ("Common Stock") for which options or SARs may be granted under the Plan shall not exceed 1,000,000. Such shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 14, any shares subject to an option or SAR which for any reason expire, are canceled or are terminated unexercised (other than those which expire, are canceled or terminated pursuant to the exercise of a tandem SAR or option) shall again become available for the granting of options or SARs under the Plan. The number of shares of Common Stock underlying that portion of an option or SAR which is exercised (regardless of the number of shares actually issued) shall not again become available for grant under the Plan.

         3. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Board of Directors, or if appointed, by a Stock Option Committee consisting of not less than two (2) members of the Board of Directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission. (The group administering the plan is referred to as the "Committee). The failure of any of the Committee members to qualify as a Anon-employee director" shall not otherwise affect the validity of the grant of any option or SAR, or the issuance of shares of Common Stock otherwise validly issued upon exercise of any such option. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

         (b) Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the individuals who shall receive options and SARS; the times when they shall receive them; whether an option shall be an incentive or a nonqualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the optionee's exercise of an SAR; whether to require that the optionee remain in the employ of the Company or its Subsidiaries for a period of time from and after the date the option or SAR is granted to him; the amount necessary to satisfy the Company's obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option or SAR and to waive any such restriction; to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Contract (described in Paragraph 12), including without limitations, contingencies relating to financial objectives (such as earnings per share, cash flow return, return on investment or growth in sales) for a specified period for the Company, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

         4. ELIGIBILITY. The Committee may, consistent with the purposes of the Plan, grant incentive stock options to key employees (including officers and directors who are employees) and nonqualified stock options and/or SARs to key employees, officers, directors and consultants of the Company or any of its Subsidiaries from time to time, within ten (10) years from the date of adoption of the Plan by the Board of Directors, covering such number of shares of Common Stock as the Committee may determine; provided, however, that the aggregate market value (determined at the time the stock option is granted) of the shares for which any eligible person may be granted incentive stock options under the Plan or any plan of the Company, or of a Parent or a Subsidiary of the Company which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Any option (or portion thereof) granted in excess of such amount shall be treated as a nonqualified stock option.

    SECTION 4A. CODE SECTION 162(m) PROVISIONS.

         (a) Notwithstanding any other provision of the Plan, if the Committee determines that at the time a person is granted an option or SAR, such person is then, or is likely to become, a Covered Person (as hereinafter defined), then the Committee may provide that this Section 4A is applicable to such grant.

         (b) Notwithstanding any provision of this Plan, no person eligible to receive a grant of an option or SAR under this Plan shall be granted options to purchase or an SAR in excess of

100,000 shares of common stock in any one fiscal year. Such 100,000 maximum number shall be appropriately adjusted for stock splits, stock dividends and the like.

         (c) Notwithstanding any provision of this Plan, the exercise price for all options and the base price for all SARs to be granted under the Plan, shall not be less than the fair market value of the Common Stock at the time of grant.

         (d) The term "Covered Person" shall mean a "covered employee" within the meaning of Code Section 162(m)(3) or any successor provision thereto.

         5. EXERCISE PRICE AND BASE PRICE.

         (a) The exercise price of the shares of Common Stock under each option and the base price for each SAR shall be determined by the Committee; provided, however, in the case of an incentive stock option, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date of grant, and further provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price shall not be less than 110% of the fair market value of the Common Stock subject to the option at the time of the granting of such option.

         (b) The fair market value of the Common stock on any day shall be (a) if the principal market for the Common stock is a national securities exchange, the average between the high and low sales prices of the Common stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, then the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, then the average between the highest bid and lowest asked prices for the Common Stock on such day on NASDAQ; or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, then the average between the highest bid and lowest asked prices for the Common Stock on such day as reported by The Nasdaq Bulletin Board, or a comparable service; provided that if clauses (a),
(b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, then the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

         6. TERM. The term of each option and SAR granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the term of each incentive stock option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of granting thereof, and further, provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the incentive stock option shall be for a period not exceeding five (5) years. Options shall be subject to earlier termination as hereinafter provided.

         7. EXERCISE.

         (a) An option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at present 551 Fifth Avenue, New York, NY 10176) stating whether an incentive or nonqualified stock option or SAR is being exercised, specifying the number of shares as to which such option or SAR is being exercised, and in the case of an option, accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) in the discretion of the Committee (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) any combination thereof. In addition, upon the exercise of a nonqualified stock option or SAR, the Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determined is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of such exercise. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares pursuant to any such option or SAR until all required payments have been made. Fair market value of the shares shall be determined in accordance with Paragraph 5.

         (b) A person entitled to receive Common Stock upon the exercise of an option or SAR shall not have the rights of a shareholder with respect to such shares until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares.

         (c) In no case may a fraction of a share be purchased or issued under the Plan. Any option granted in tandem with an SAR shall no longer be exercisable to the extent the SAR is exercised, and the exercise of the related option shall cancel the SAR to the extent of such exercise.

         8. STOCK APPRECIATION RIGHTS.

         (a) An SAR may be granted separately, in tandem with or in addition to any option, and may be granted before, simultaneously with or after the grant of an option hereunder. In addition, the holder of an option may, in lieu of making the payment required at the time of exercise under Paragraph 7, include in the written notice referred to therein an "election" to exercise the option as an SAR. In such case, the Committee shall have fifteen (15) days from the receipt of notice of the election to decide, in its sole discretion, whether or not to accept the election and notify the option holder of its decision. If the Committee consents, such exercise shall be treated as the exercise of an SAR with a base price equal to the exercise price.

         (b) Upon the exercise of an SAR, the holder shall be entitled to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price of the SAR. Such amount shall be paid, in the discretion of the Committee, in cash, Common Stock having a fair market value on the date of payment equal to such amount, or a combination thereof. For purposes of this Paragraph 8, fair market value shall be determined in accordance with Paragraph 5.

         9. TERMINATION OF ASSOCIATION WITH THE COMPANY.

         (a) Any holder of an incentive option whose association with the Company (and its Subsidiaries) has terminated for any reason other than his death or permanent and total disability (as defined in Section 22(e)(3) of the Code) may exercise such option, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but in no event after the expiration of the term of the option; provided, however, that if his association shall be terminated either (i) for cause, or
(ii) without the consent of the Company, said option shall terminate immediately.

         (b) Any and all nonqualified stock options or SARs granted under the Plan shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR with the Company (and its Subsidiaries) for any reason other than the death or permanent and total disability (as defined in Section 22(e)(3) of the Code) of such holder.

         (c) Options and SARs granted under the Plan shall not be affected by any change in the status of an optionee so long as he continues to be associated with the Company or any of the Subsidiaries.

         (d) Nothing in the Plan or in any option or SAR granted under the Plan shall confer on any individual any right to continue to be associated with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the holder's association at any time for any reason whatsoever without liability to the Company or any of its subsidiaries.

         10. DEATH OR DISABILITY OF AN OPTIONEE.

         (a) If an optionee dies while he is associated with the Company or any of its Subsidiaries, or within three (3) months after such termination for the holder of an incentive option (unless such termination was for cause or without the consent of the Company), the option or SAR may be exercised, to the extent exercisable on the death, by his executor, administrator or other person at the time entitled by law to his rights under the option or SAR, at any time within one (1) year after death, but in no event after the expiration of the term of the option or SAR.

         (b) Any holder whose association with the Company or its Subsidiaries has terminated by reason of a permanent and total disability (as defined in Section 22(e) (3) of the Code) may exercise his option or SAR, to the extent exercisable upon the effective date of such termination, at any time within one
(1) year after such date, but in no event after the expiration of the term of the option or SAR.

         11. COMPLIANCE WITH SECURITIES LAWS. The Committee may require, in its discretion, as a condition to the exercise of an option or SAR that either (a) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such shares shall be effective at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option or SAR under the Securities Act. In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares subject to such option or SAR on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option or SAR, or the issue of shares thereunder, such option or SAR may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         12. STOCK OPTION AND SAR CONTRACTS. Each option and SAR shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things, (a) that the optionee agrees that he will remain in the employ of the Company or its Subsidiaries, at the election of the Company, for the later of (i) the period of time determined by the Committee at or before the time of grant or (ii) the date to which he is then contractually obligated to remain associated with the Company or its Subsidiaries, (b) that in the event of the exercise of an option or an SAR which is paid with Common stock, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act, and (c) that in the event of any disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option within two (2) years from the date of grant of the option or one (1) year from the date of transfer of such shares to him, the optionee will notify the Company thereof in writing within 30 days after such disposition, pay the Company, on demand, in cash an amount necessary to satisfy its obligation, if any, to withhold any Federal, state and local income taxes or other taxes by reason of such disqualifying disposition and provide the Company, on demand, with such information as the Company shall reasonably request to determine such obligation.

         13. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares available under the Plan, the aggregate number and kind of shares subject to each outstanding option and SAR and the exercise prices and base prices thereof shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

         14. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on February 8, 1999. No options may be granted under the Plan after February 7, 2009. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that incentive stock options granted hereunder meet the requirements for "incentive stock options" under the Code, or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the prior or subsequent approval of a majority of the Company's outstanding stock entitled to vote thereon which would (a) except as contemplated in Paragraph 13, increase the maximum number of shares for which options may be granted under the Plan, (b) materially increase the benefits to participants under the plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

         15. NONTRANSFERABILITY OF OPTIONS. No option or SAR granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, or qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, and options and SARs may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, options and SARs may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not subject to execution, attachment or similar process.

         16. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of directors may, without further approval by the stockholders, substitute new options for prior options and new SARs for prior SARs of a Constituent Corporation (as defined in Paragraph 17) or assume the prior options or SARs of such Constituent Corporation.

         17. DEFINITIONS.

         (a) The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 425(f) of the Code.

         (b) The term "Parent" shall have the same definition as "parent corporation" in Section 425(e) of the Code.

         (c) The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or Subsidiary, in a transaction to which section 425(a) of the Code applies (or would apply if the option or SAR assumed or substituted were an incentive stock option), or any Parent or any Subsidiary of such corporation.

         18.  CONDITIONS PRECEDENT.  The Plan shall be subject to

         (a) approval by the holders of a majority of shares of the Company's capital stock outstanding and entitled to vote thereon at the next meeting of its stockholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options or SARs granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval; and

         (b) notification of the adoption of the Plan to The Nasdaq Stock Market by the filing of the appropriate documents, forms and exhibits, and no options or SARs granted hereunder may be exercised prior to fifteen (15) days after such filing, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such filing.

                              INTER PARFUMS, INC.

                       THIS PROXY IS SOLICATED ON BEHALF

                           OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jean Madar and Phillipe Benacin as proxies (the "Proxies"), each with power of substitution and resubstituion, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on June 27, 2002 at the Annual Meeting of stockholders to be held at 551 Fifth Avenue, New York, New York 10176, August 9, 2002 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

A [X] Please mark
      boxes in blue or
      black ink

                         VOTE FOR all nominees              VOTE
                         named at right except            WITHHELD                  NOMINEES:
                        those who may be named       as to all nominees                  Jean Maher
                          on the line below.           named at right.                   Philippe Benacin
                                                                                         Russell Greenberg
                                                                                         Francois Heibronn
1. Election of                    [  ]                      [  ]                         Joseph A. Caccamo
   eleven (11)                                                                           Jean Levy
   Directors:                                                                            Robert Bensoussan-Torres
   (Mark only one of the two boxes for this item                                         Daniel Piette
-------------------------------------------------                                        Jean Caillau
                                                                                         Phillipe Santi
                                                                                         Serge Rosinoer

                                                  FOR   AGAINST   ABSTAIN
2. Proposed to approve the adoption of an         [ ]     [ ]       [ ]
   amendment to the Company's 1999
   Stock Option Plan.

     ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS MARKED THEREON. UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF ELEVEN (11) DIRECTORS; AND FOR PROPOSAL 2.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.


-----------------   ------------------  ------------------   Dated _______, 2002
 Signature             Print Name(s)    Signature, If Held
                                             Jointly

Please sign exactly as name appears heeon. When share are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.